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                                                      Exhibit (23)-1
                                                      Unicom Corporation
                                                      Form 10-K File No. 1-11375



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 31, 1997 on Unicom Corporation and subsidiary companies' consolidated financial statements as of and for the year ended December 31, 1996 (Report), included in Unicom Corporation's Current Report on Form 8-K dated January 31, 1997, to the inclusion in this Form 10-K of our report dated January 31, 1997, on the supplemental schedule of Unicom Corporation as of and for the year ended December 31, 1996, and to the incorporation of such reports into Unicom Corporation's previously filed prospectuses dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan), Form S-8 Registration Statement File No. 33-56991 (relating to Unicom Corporation's Long-Term Incentive Plan), Form S-4 Registration Statement File No. 333-01003 (relating to the common stock of Unicom Corporation), Form S-8 Registration Statement File No. 333-04749 (relating to Unicom Corporation's 1996 Directors' Fee Plan) and Form S-8 Registration Statement File No.333-10613 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan). We also consent to the application of our Report, incorporated by reference in this Form 10-K, to Commonwealth Edison Company and subsidiary companies' ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the years ended December 31, 1996, 1995 and 1994 appearing in Exhibit 99 of Unicom Corporation's Current Report on Form 8-K dated January 31, 1997.



                                         ARTHUR ANDERSEN LLP



Chicago, Illinois
March 21, 1997